                                                                     EXHIBIT 3
AETERNA LABORATORIES INC.

Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001

[PRICEWATERHOUSECOOPERS LOGO]



REPORT OF INDEPENDENT AUDITORS

TO THE SHAREHOLDERS OF
AETERNA LABORATORIES INC.


We have audited the consolidated balance sheets of AETERNA LABORATORIES INC. as at December 31, 2003 and 2002 and the consolidated statements of operations, deficit, other capital and cash flows for each of the years in the three-year period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and 2002 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2003 in accordance with Canadian generally accepted accounting principles.

[Signature of PricewaterhouseCoopers LLP]

CHARTERED ACCOUNTANTS

Quebec, Quebec, Canada
February 25, 2004, except as to note 25 which is as of March 3, 2004


PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

                               (1)

AETERNA LABORATORIES INC.
Consolidated Balance Sheets
--------------------------------------------------------------------------------

(expressed in thousands of Canadian dollars)




                                                                                                 AS AT DECEMBER 31,
                                                                                      -----------------------------------------
                                                                                                 2003                   2002
                                                                                                    $                      $
 ASSETS

 CURRENT ASSETS
 Cash and cash equivalents                                                                      22,414                 12,494
 Short-term investments (note 21)                                                               41,953                 69,040
 Accounts receivable (notes 5 and 6)                                                            48,191                 74,840
 Inventory (notes 5 and 7)                                                                      16,169                 16,335
 Prepaid expenses and deferred charges                                                           3,314                  2,041
 Future income tax assets (note 18)                                                              2,604                  1,682
                                                                                      -----------------------------------------
                                                                                               134,645                176,432

 PROPERTY, PLANT AND EQUIPMENT (notes 8 and 17)                                                 19,599                 21,688

 DEFERRED CHARGES                                                                                1,322                  1,047

 INTANGIBLE ASSETS (notes 9 and 17)                                                             65,513                 90,300

 GOODWILL (note 10)                                                                             61,184                 24,252

 FUTURE INCOME TAX ASSETS (note 18)                                                             13,516                 17,249
                                                                                      -----------------------------------------
                                                                                               295,779                330,968
                                                                                      -----------------------------------------
                                                                                      -----------------------------------------
 LIABILITIES

 CURRENT LIABILITIES
 Promissory note (note 5)                                                                            -                 43,000
 Accounts payable and accrued liabilities (note 11)                                             53,062                 42,557
 Income taxes                                                                                    3,490                  3,783
 Balances of purchase price (note 4)                                                             1,113                 39,690
 Current portion of long-term debt                                                               3,777                  3,202
                                                                                      -----------------------------------------
                                                                                                61,442                132,232
                                                                                      -----------------------------------------
 DEFERRED REVENUES                                                                              10,563                 12,438

 CONVERTIBLE TERM LOANS (note 12)                                                               19,920                      -

 LONG-TERM DEBT (note 13)                                                                       15,132                  9,969

 EMPLOYEE FUTURE BENEFITS (note 14)                                                              6,658                  6,042

 FUTURE INCOME TAX LIABILITIES (note 18)                                                        25,991                 35,275

 NON-CONTROLLING INTEREST                                                                       29,952                 24,676
                                                                                      -----------------------------------------
                                                                                               169,658                220,632
                                                                                      -----------------------------------------
 SHAREHOLDERS' EQUITY

 SHARE CAPITAL (note 15)                                                                       187,601                153,578

 OTHER CAPITAL                                                                                   7,486                    854

 DEFICIT                                                                                       (73,011)               (44,864)

 CUMULATIVE TRANSLATION ADJUSTMENT                                                               4,045                    768
                                                                                      -----------------------------------------
                                                                                               126,121                 110,336
                                                                                      -----------------------------------------
                                                                                               295,779                 330,968
                                                                                      -----------------------------------------
                                                                                      -----------------------------------------


 SUBSEQUENT EVENT (note 25)

 The accompanying notes are an integral part of these consolidated financial statements.


 APPROVED BY THE BOARD OF DIRECTORS


/s/ ERIC DUPONT                          /s/ PIERRE MACDONALD
-------------------------------------   --------------------------------------
Eric Dupont, PhD                        Pierre MacDonald, MSc
Director                                Director


                                 (2)

AETERNA LABORATORIES INC.
Consolidated Statements of Deficit
-------------------------------------------------------------------------------

(expressed in thousands of Canadian dollars)





                                                                                  YEARS ENDED DECEMBER 31,
                                                              ----------------------------------------------------------------
                                                                          2003                   2002                   2001
                                                                             $                      $                      $
 BALANCE - BEGINNING OF YEAR                                             44,864                 19,082                 15,613

 Net loss for the year                                                   28,147                 25,782                  3,469
                                                               ----------------------------------------------------------------
 BALANCE - END OF YEAR                                                   73,011                 44,864                 19,082
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------






Consolidated Statements of Other Capital
--------------------------------------------------------------------------------

(expressed in thousands of Canadian dollars)



                                                                                  YEARS ENDED DECEMBER 31,
                                                             ----------------------------------------------------------------
                                                                          2003                   2002                    2001
                                                                             $                      $                       $

 BALANCE - BEGINNING OF YEAR                                                854                      -                      -

 Conversion option related to convertible term loans
       (note 12)                                                          6,187                      -                      -
 Stock-based compensation costs (notes 3 and 15d)                           445                    107                      -
 Issuance of warrants                                                         -                    747                      -
                                                               ----------------------------------------------------------------
 BALANCE - END OF YEAR                                                    7,486                    854                      -
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------


The accompanying notes are an integral part of these consolidated financial statements.


                                   (3)

AETERNA LABORATORIES INC.
Consolidated Statements of Operations
-------------------------------------------------------------------------------

(expressed in thousands of Canadian dollars, except share and per share data)




                                                                                  YEARS ENDED DECEMBER 31,
                                                               ----------------------------------------------------------------
                                                                          2003                   2002                   2001
                                                                             $                      $                      $

REVENUES                                                                166,413                101,204                 43,777
                                                               ----------------------------------------------------------------

OPERATING EXPENSES
Cost of sales                                                            98,048                 77,443                 29,950
Selling, general and administrative                                      29,103                 17,777                 13,039
Research and development costs                                           45,347                 26,062                 22,681
Research and development tax credits and grants (note 17)                (1,223)                (1,933)                (5,989)
Depreciation and amortization
      Property, plant and equipment                                       3,745                  1,992                  1,353
      Intangible assets                                                   5,676                    429                    330
      Goodwill                                                                -                      -                    167
                                                               ----------------------------------------------------------------
                                                                        180,696                121,770                 61,531
                                                               ----------------------------------------------------------------
OPERATING LOSS                                                          (14,283)               (20,566)               (17,754)
                                                               ----------------------------------------------------------------

OTHER REVENUES (EXPENSES)
Interest income                                                           2,146                  3,079                  3,569
Interest expense
      On redeemable common shares of the subsidiary                           -                      -                   (437)
      On long-term debt and convertible term loans                       (4,113)                  (485)                  (274)
      Other                                                                (722)                   (23)                   (75)
Foreign exchange gain (loss)                                             (1,574)                  (195)                   127
                                                               ----------------------------------------------------------------
                                                                         (4,263)                 2,376                  2,910
                                                               ----------------------------------------------------------------
LOSS BEFORE INCOME TAXES                                                (18,546)               (18,190)               (14,844)

INCOME TAX RECOVERY (EXPENSE) (note 18)                                  (5,932)                (4,425)                 4,752
                                                               ----------------------------------------------------------------
LOSS BEFORE THE FOLLOWING ITEMS                                         (24,478)               (22,615)               (10,844)

GAIN (LOSS) ON DILUTION (note 4e and 4i)                                    (64)                   424                 10,223

NON-CONTROLLING INTEREST                                                 (3,605)                (3,591)                (3,600)
                                                               ----------------------------------------------------------------
NET LOSS FOR THE YEAR                                                   (28,147)               (25,782)                (3,469)
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------
BASIC AND DILUTED NET LOSS PER SHARE (note 2)                             (0.65)                 (0.67)                 (0.11)
                                                               ----------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING (note 20)              42,993,432             38,584,537             30,968,710
                                                               ----------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.


                                    (4)

AETERNA LABORATORIES INC.
Consolidated Statements of Cash Flows
--------------------------------------------------------------------------------

(expressed in thousands of Canadian dollars)




                                                                                  YEARS ENDED DECEMBER 31,
                                                              ----------------------------------------------------------------
                                                                          2003                   2002                   2001
                                                                            $                      $                      $

 CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss for the year                                                  (28,147)               (25,782)                (3,469)
 Items not affecting cash and cash equivalents
       Depreciation and amortization                                      9,421                  2,421                  1,850
       Stock-based compensation costs                                       477                     53                      -
       Future income taxes                                                1,866                  1,860                 (5,674)
       Interest expense                                                       -                      -                    437
       Loss (gain) on dilution                                               64                   (424)               (10,223)
       Non-controlling interest                                           3,605                  3,591                  3,600
       Employee future benefits                                             528                     18                      -
       Deferred charges                                                     141                      -                      -
       Deferred revenues                                                 (1,177)                     -                      -
       Accretion on convertible term loans                                1,245                      -                      -
 Change in non-cash operating working capital items (note 16)            (2,516)                (3,634)                (2,327)
                                                               ----------------------------------------------------------------
                                                                        (14,493)               (21,897)               (15,806)
                                                               ----------------------------------------------------------------

 CASH FLOWS FROM FINANCING ACTIVITIES
 Issuance (repayment) of promissory note                                (43,000)                43,000                      -
 Net proceeds from the issuance of convertible term loans                24,415                      -                      -
 Payments on balance of purchase price (note 4f)                         (2,358)                     -                      -
 Increase in long-term debt                                               7,904                      -                      -
 Repayment of long-term debt                                             (3,109)                (2,608)                (2,620)
 Issuance of warrants                                                         -                    747                      -
 Issuance of shares                                                      36,580                 57,442                 19,459
 Share issue expenses                                                    (2,557)                (1,324)                (1,954)
 Issuance of shares by a subsidiary, net of redemption                       41                  2,000                      -
                                                               ----------------------------------------------------------------
                                                                         17,916                 99,257                  14,885
                                                               ----------------------------------------------------------------
 CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of short-term investments                                     (49,464)               (56,658)               (24,911)
 Proceeds from the sale of short-term investments                        76,552                 29,751                 44,228
 Business acquisitions, net of cash and cash equivalents
       acquired (note 4)                                                (18,839)               (43,474)               (13,475)
 Acquisition of a product line                                              (40)                  (435)                     -
 Purchase of property, plant and equipment                               (1,194)                (5,146)                  (610)
 Additions to intangible assets                                            (628)                (1,423)                  (344)
                                                               ----------------------------------------------------------------
                                                                          6,387                (77,385)                 4,888
                                                               ----------------------------------------------------------------
 NET CHANGE IN CASH AND CASH EQUIVALENTS                                  9,810                    (25)                 3,967

 EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS               110                    526                    766

 CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                           12,494                 11,993                  7,260
                                                               ----------------------------------------------------------------
 CASH AND CASH EQUIVALENTS - END OF YEAR                                 22,414                 12,494                 11,993
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------
 ADDITIONAL INFORMATION
 Interest paid                                                              431                    466                    478
 Income taxes paid                                                        4,242                  1,776                  1,462


The accompanying notes are an integral part of these consolidated financial statements.


                                    (5)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)


1     INCORPORATION AND NATURE OF ACTIVITIES

      AEterna Laboratories Inc. ("AEterna or the "Company"), incorporated under the Canada Business Corporations Act, is organized into three operating segments. The biopharmaceutical segment focuses on the development of novel therapeutic approaches with an extensive product portfolio, including two already marketed and several other products in early and late-stage development in oncology, endocrinology and infectious diseases. Cetrorelix is sold in the United States and Europe to the IN VITRO fertilization market, and is in Phase II clinical trials for endometriosis, uterus myoma and enlarged prostate. Miltefosine is sold for black fever and has successfully completed a Phase III trial in parasitic skin disease.

      The cosmetics and nutrition segment is dedicated to the development, manufacturing and marketing of cosmetics, active ingredients and nutritional products. The distribution segment specializes in value-added services by supporting innovation, importing and distributing raw materials and high-end brand-name activities. These two segments are operated by Atrium Biotechnologies Inc. and its subsidiaries.

      On December 17, 2003, the Company decided to stop the clinical development in renal cell carcinoma with Neovastat (R). The Company continues to develop fourteen products and to market two others in different indications including Neovastat (R) which is in phase III in non-small cell lung cancer.


2     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION

      These financial statements have been prepared in accordance with Canadian generally accepted accounting principles. These principles conform, in all material respects, with accounting principles generally accepted in the United States, except as described in note 23. The significant accounting policies, which have been consistently applied, are summarized as follows:

      BASIS OF CONSOLIDATION

      The Company's consolidated financial statements include the accounts of the Company and all of its subsidiaries, accounted for using the full consolidation method. Intercompany transactions and related balances have been eliminated. The subsidiaries and the Company's percentage of interest are as follows:


                                                                                                      PERCENTAGE OF INTEREST
                                                                                      -----------------------------------------
                                                                                                 2003                   2002
                                                                                                    %                      %

           SUBSIDIARIES
           AEterna GmbH                                                                              -                 100.00
            Zentaris GmbH (previously Zentaris AG - merger with AEterna GmbH in
                       2003)                                                                    100.00                 100.00
            Atrium Biotechnologies inc. ("Atrium")                                               61.76                  61.76
                 Atrium Biotech USA inc.                                                        100.00                 100.00
                 Siricie S.A.                                                                   100.00                      -
                 Unipex Finance S.A.                                                             80.65                  70.28
                       Interchemical S.A.                                                       100.00                      -
                       Chimiray S.A.                                                            100.00                      -



                                    (6)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)


      ACCOUNTING ESTIMATES

      The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities reported in the financial statements. Those estimates and assumptions also affect the disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the years. Significant estimates include the allowance for doubtful accounts, provisions for obsolete inventory, future income tax assets, the useful lives of property, plant and equipment, the valuation of intangible assets and goodwill, the fair value of options granted and certain accrued liabilities. Actual results could differ from those estimates.

      FOREIGN CURRENCY TRANSLATION

      Foreign subsidiaries

      Zentaris GmbH ("Zentaris"), a German subsidiary of AEterna and Atrium Biotech USA inc., a subsidiary of Atrium, are considered to be integrated foreign operations. As a result, the foreign subsidiaries' accounts are translated into Canadian dollars using the temporal method. Under this method, monetary assets and liabilities are translated at the exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at the average rate for the year. Gains and losses resulting from translation are reflected in the statement of operations.

      Unipex Finance S.A. ("Unipex") and its subsidiaries, Interchemical S.A. and Chimiray S.A., as well as Siricie S.A., which are all French subsidiaries of Atrium, are considered to be self-sustaining foreign operations. As a result, the foreign subsidiaries' financial statements, whose functional currency is other than the Canadian dollar, are translated into Canadian dollars using the current rate method. Under this method, assets and liabilities are translated at the exchange rates in effect at the balance sheet date and revenues and expenses are translated at the average rate for the year. Gains and losses resulting from translation are deferred in the "Cumulative translation adjustment" account under "Shareholders' Equity".

      Transactions denominated in foreign currencies are translated into Canadian dollars as follows:

           Monetary assets and liabilities are translated at the exchange rate in effect at the balance sheet date and revenues and expenses are translated at the monthly average exchange rate. Non-monetary assets and liabilities are translated at historical rates. Gains and losses arising from such translation are reflected in the statements of operations.

      CASH AND CASH EQUIVALENTS

      Cash and cash equivalents consist of cash on hand and balances with banks, exclusive of bank advances, as well as all highly liquid short-term investments. The Company considers all highly liquid short-term investments having a term of less than three months at the acquisition date to be cash equivalents.



                                    (7)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)



      SHORT-TERM INVESTMENTS

      Short-term investments, which are valued at the lower of amortized cost and market value, are mainly composed of bonds which do not meet the Company's definition of cash and cash equivalents.

      INVENTORY

      Inventory is valued at the lower of cost and market value. Cost is determined using the first in, first out basis. Cost of finished goods includes raw materials, labour and manufacturing overhead under the absorption costing method. Market value is defined as replacement cost for raw materials and as net realizable value for finished goods.

      PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION

      Property, plant and equipment are recorded at cost, net of related government grants and accumulated depreciation. Depreciation is calculated using the following methods and annual rates:



                                                                                                                ANNUAL RATES
                                                                                              METHODS                      %

            Building                                                                     Straight-line                      5
            Equipment                                              Declining balance and straight-line                     20
            Office furniture                                       Declining balance and straight-line              10 and 20
            Computer equipment                                                           Straight-line          25 and 33 1/3
            Automotive equipment                                                         Straight-line                     20


      The carrying value of property, plant and equipment is evaluated whenever significant events occur which may indicate a permanent impairment in value, based upon a comparison of the carrying value to the fair value.

      DEFERRED CHARGES

      Deferred charges relate to deferred upfront payments made by a subsidiary in connection with research and development collaborations and to financing charges. These deferred charges are included in the statement of operations over the progress of the research and development work related to the contracts and on the term of the convertible term loans, respectively.

      INTANGIBLE ASSETS

      Intangible assets consist of patents, trademarks, licenses, distribution agreements and organization costs. Patents and trademarks represent costs, including professional fees, incurred for the filing of patents and the registration of trademarks for product marketing and manufacturing purposes, net of related government grants and accumulated amortization. Intangible assets are amortized on a straight-line basis over their estimated useful lives of eight to fifteen years for patents, ten years for trademarks, licenses and distribution agreements, and three to five years for organization costs, which are fully amortized as at December 31, 2003.

                                    (8)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)



      Intangible assets with finite lives are reviewed for impairment when events or circumstances indicate that costs may not be recoverable. Impairment exists when the carrying value of the assets is greater than the undiscounted future cash flows expected to be provided by the asset. The amount of impairment loss, if any, is the excess of its carrying value over its fair value. Finite-lived intangible assets are written down for any permanent impairment in value of the unamortized portion. As at December 31, 2003, there were no events or circumstances indicating that the carrying value may not be recoverable. The Company does not have indefinite-lived intangible assets.

      GOODWILL

      Goodwill represents the excess of the purchase price over the fair values of the net assets of entities acquired at the respective dates of acquisition. Goodwill is tested annually, or more frequently if impairment indicators arise, for impairment in relation to the fair value of each reporting unit to which goodwill applies and the value of other assets in that reporting unit. An impairment charge is recorded for any goodwill that is considered impaired.

      EMPLOYEE FUTURE BENEFITS

      Some of the Company's subsidiaries maintain defined benefit plans and two defined contribution plans for their employees. These subsidiaries accrue their obligations under employee benefit plans and the related costs. In this regard, the following policies have been adopted:

      o The cost of pension and other retirement benefits earned by employees is actuarially determined using the projected unit credit method and benefit method prorated on service and management's best estimate of salary escalation and retirement ages of employees.

      o The net actuarial gain (loss) of the benefit obligation is reported in the statement of operations as it arises.

      DEFERRED REVENUES

      Deferred revenues relate to upfront payments received by a subsidiary in connection with research cooperation agreements. These revenues are included in the statement of operations based on the progress of the research and development work related to the contracts.

      REVENUE RECOGNITION

      The biopharmaceutical segment is currently in a phase in which potential products are being further developed or marketed jointly with strategic partners. The existing cooperation and royalty agreements usually foresee one-time payments (upfront payments), payments for research and development services in the form of cost reimbursements, milestone payments and royalty receipts for licensing and marketing product candidates.

      Payments received at the beginning of research cooperation agreements (upfront payments) are not recorded as revenue when received but are amortized based on the progress of the research and development work concerned.

                                    (9)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      Milestone payments are recognized when appropriate development results are achieved and agreed by the customer. Royalty receipts for marketing products are only to be paid by cooperation and royalty partners when product revenues are achieved and are accordingly first recorded as revenues by the Company at such time.

      Revenues from sales of products are recognized, net of estimated sales allowances and rebates, when title passes to customers, which is at the time goods are shipped.

      INCOME TAXES

      The Company follows the liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are determined according to differences between the carrying amounts and tax bases of the assets and liabilities. Changes in the net future income tax assets or liabilities are included in the statement of operations. Future income tax assets and liabilities are measured using substantively enacted tax rates and laws expected to apply in the years in which assets and liabilities are expected to be recovered or settled.

      The Company establishes a valuation allowance against future income tax assets if, based on available information, it is not more likely than not that some or all of the future income tax assets will be realized.

      RESEARCH AND DEVELOPMENT TAX CREDITS AND GRANTS

      The Company is entitled to scientific research and experimental development ("SR&ED") tax credits granted by the Canadian federal government ("Federal") and the government of the Province of Quebec ("Provincial"). Federal SR&ED tax credits are earned on qualified Canadian SR&ED expenditures at a rate of 20% and can only be used to offset Federal income taxes otherwise payable. Refundable provincial SR&ED tax credits are generally earned on qualified SR&ED salaries, subcontracting and university contract expenses incurred in the Province of Quebec, at a rate of 17.5% (20% in 2002).

      SR&ED tax credits and grants are accounted for using the cost reduction method. Accordingly, tax credits and grants are recorded as a reduction of the related expenses or capital expenditures in the period the expenses are incurred. The refundable portion of SR&ED tax credits is recorded in the year in which the related expenses or capital expenditures are incurred and the non-refundable portion of SR&ED tax credits and grants is recorded at such time, provided the Company has reasonable assurance the credits or grants will be realized.

      RESEARCH AND DEVELOPMENT COSTS

      Research costs are expensed as incurred. Development costs are expensed as incurred except for those which meet generally accepted criteria for deferral, which are capitalized and amortized against operations over the estimated period of benefit. As at December 31, 2003, no costs have been deferred.

                                    (10)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)


      LOSS PER SHARE

      In order to calculate the loss per share, subordinate and multiple voting shares are considered as common shares.

      The basic net loss per share is calculated using the weighted average number of common shares outstanding during the year.

      The diluted net loss per share is calculated based on the weighted average number of common shares outstanding during the year, plus the effects of dilutive common share equivalents such as options, warrants and convertible term loans. This method requires that the diluted net loss per share be calculated using the treasury stock method, as if all common share equivalents had been exercised at the beginning of the reporting period, or period of issuance, as the case may be, and that the funds obtained thereby were used to purchase common shares of the Company at the average trading price of the common shares during the period.


3     CHANGES IN ACCOUNTING POLICIES

      a)    YEAR ENDED DECEMBER 31, 2003

      STOCK-BASED COMPENSATION PLANS

      On January 1, 2002, the Company adopted the recommendations of Canadian Institute of Chartered Accountants ("CICA") Handbook Section 3870 STOCK-BASED COMPENSATION AND OTHER STOCK-BASED PAYMENTS. This Section establishes standards for the recognition, measurement and disclosure of stock-based compensation made in exchange for goods and services and requires the use of the fair value method to account for awards to non-employees and direct awards of stock to employees and encourages, but does not require, the use of the fair value method to account for stock-based compensation costs arising from awards to employees. On October 15, 2003, this section was amended to require expensing of all stock-based compensation awards in the financial statements for fiscal years beginning on or after January 1, 2004 with early adoption encouraged. In accordance with the transitional provisions of this section, the Company has decided to adopt the revisions in the current year and used the prospective method as a transitional method, as permitted under those amendments. According to this method, all stock-based compensation granted during the twelve-month period ended December 31, 2003 have been recorded in the corresponding period without restatement of prior years. However, the Company is still required to provide pro-forma disclosures relating to net loss and net loss per share as if stock-based compensation costs had been recognized in the financial statements using the fair value method for options granted in 2002. These disclosures have been presented in note 15.

      IMPAIRMENT OF LONG-LIVED ASSETS

      In December 2002, the CICA issued Handbook Section 3063, "Impairment of Long-lived Assets", which is effective for fiscal years beginning on or after April 1, 2003 with early adoption encouraged. Under this Section, an impairment loss is measured as the difference between the carrying value of an asset and its fair value. The Company adopted this Section in 2003 without effect on operations or balance sheets.

                                    (11)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)


      DISCLOSURE OF GUARANTEES

      On January 1, 2003, the Company prospectively adopted Accounting Guideline 14 of the CICA Handbook, "Disclosure of Guarantees". This new guideline requires certain disclosure about obligations under guarantees other than product warranties. The adoption of this guideline had no impact on the Company's financial statements since the Company has no guarantee that falls into the scope of this new guideline.

      DISPOSAL OF LONG-LIVED ASSETS AND DISCONTINUED OPERATIONS

      On May 1, 2003, the Company prospectively adopted Section 3475 of the CICA Handbook, "Disposal of Long-Lived Assets and Discontinued Operations". Under this new section, a long-lived asset to be disposed of other than by sale continues to be classified as held and used until it is disposed of; a long-lived asset classified as held for sale is measured at the lower of its carrying value of fair value less cost to sell; a loss recognized on classification of long-lived assets as held for sale or a group of assets as a discontinued operation does not include future operating losses, other than to the extent to which they are included in the fair value of the asset; and discontinued operations are defined more broadly than under existing rules. The adoption of this new standard had no impact on the Company's financial statements since the Company did not have such operations.

      b)    STANDARDS APPLICABLE FOR FISCAL YEAR 2004

      GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

      In July 2003, the CICA issued new Handbook Section 1100 "Generally Accepted Accounting Principles" ("GAAP"), which is effective for fiscal years beginning on or after October 1, 2003. This new section defines GAAP, establishes the relative authority of various types of CICA Accounting Standards Board pronouncements, says what to do when the Handbook does not cover a particular situation and clarifies the role of "industry practice" in setting GAAP. The Company will adopt this new standard on January 1, 2004. Adopting this standard is not expected to have a significant impact on the Company's financial statements.

      GENERAL STANDARDS OF FINANCIAL STATEMENT PRESENTATION

      In July 2003, the CICA issued new Handbook Section 1400 "General Standards of Financial Statement Presentation" which is effective for fiscal years beginning on or after October 1, 2003. This new section confirms that the financial statements of an entity must present fairly in accordance with Canadian generally accepted accounting principles its financial position, results of operations and cash flows. The Company will adopt this new standard on January 1, 2004. Adopting this standard is not expected to have a significant impact on the Company's financial statements.

                                    (12)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)



      HEDGING RELATIONSHIPS

      The CICA has issued Accounting Guideline 13 "Hedging Relationships", which establishes certain conditions regarding when hedge accounting may be applied and which is effective for fiscal years beginning on or after January 1, 2004. AcG 13 addresses the identification, designation, documentation, and effectiveness of hedging transactions for the purposes of applying hedge accounting. It also establishes conditions for applying or discontinuing hedge accounting. Under this new guideline, the Company will also be required to document its hedging transactions and explicitly demonstrate that the hedges are sufficiently effective in order to continue hedge accounting for positions hedged with derivatives. Any derivative instrument that does not qualify for hedge accounting will be reported on a mark-to-market basis in earnings. The adoption of this guideline as at January 1, 2004 will not have any significant impact on the Company's financial statements since there are no significant hedging transactions as of this date.


4     BUSINESS ACQUISITIONS

      ACQUISITIONS IN 2003

      a)   Interchemical S.A. and Chimiray S.A.

           On August 5, 2003, Unipex, a French subsidiary of Atrium, acquired 100% of the issued and outstanding common shares of Interchemical S.A. and Chimiray S.A. for a total consideration of $18,689,300 of which an amount of $14,184,390 was paid cash, net of cash and cash equivalents acquired of $3,583,081, and $921,829 as a balance of purchase price, non-interest bearing, payable on January 15, 2004. These companies are specializing in the distribution of fine chemicals and active ingredients. The results of operations have been included in the statement of operations since August 5, 2003, being the date of acquisition. Concerning the acquisition of these companies, an independent valuation report was issued on October 1, 2003 confirming that no specific identifiable intangible assets has any material value which could be separated from goodwill.

      b)   Siricie S.A.

           On November 18, 2003, Atrium acquired 100% of the issued and outstanding common shares of Siricie S.A. for a total consideration of $2,039,721 of which an amount of $1,810,849 was paid cash, net of cash and cash equivalents acquired of $73,867, and $155,005 as a balance of purchase price, non-interest bearing, payable at the latest in October 2004. This company is specializing in the development of active ingredients drawn from marine life for the cosmetics industry. The results of operations have been included in the statement of operations since November 18, 2003, being the date of acquisition. The purchase price allocation shown is preliminary and is based on the Company's estimates of fair value. The final allocation is expected to be completed within the next six months and may result in a portion of the purchase price being allocated from goodwill to identifiable intangible assets.

                                    (13)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)


           The net assets acquired at the allocated values are as follows:


                                                                                        INTERCHEMICAL
                                                                                             S.A. AND
                                                                                        CHIMIRAY S.A.           SIRICIE S.A.
                                                                                                    $                      $
           Assets
                Current assets                                                                  17,973                 1,130
                Property, plant and equipment                                                      395                    79
                Intangible assets                                                                    4                   200
                Future income tax assets                                                           531                    71
                                                                                    -------------------------------------------
                                                                                                18,903                 1,480
                                                                                    -------------------------------------------
           Liabilities
                Current liabilities                                                             15,197                     -
                Long-term liabilities                                                            1,019                   898
                                                                                    -------------------------------------------
                                                                                                16,216                   898
                                                                                    -------------------------------------------
           Net identifiable assets acquired                                                      2,687                   582

           Goodwill                                                                             16,002                 1,458
                                                                                    -------------------------------------------

           Purchase price                                                                       18,689                 2,040
           Less: Cash and cash equivalents acquired                                             (3,583)                  (74)
                  Balance of purchase price                                                       (922)                 (155)
                                                                                    -------------------------------------------
           Net cash used for the acquisition                                                    14,184                  1,811
                                                                                    -------------------------------------------
                                                                                    -------------------------------------------

           Goodwill is not deductible for income tax purposes.

      c)   Product line acquired in 2002 by Atrium Biotech USA Inc.

           The contingent payments in 2003 resulting from the acquisition of a product line in 2002 by Atrium Biotech USA Inc., a subsidiary of Atrium, amounted to $40,000 (US$30,336). That amount has been recorded as goodwill. Atrium Biotech USA Inc.
           does not expect to incur any additional payments.

      d)   Unipex

           On January 13, May 27, and July 16, 2003, Atrium acquired 23,760 common shares of the outstanding capital stock of Unipex for a cash consideration of $2,843,766. Those acquisitions have been accounted for as step acquisitions. Atrium also made an additional investment by acquiring 70,400 treasury common shares of Unipex, increasing its interest to 80.65% (70.28% in 2002). The excess of the purchase price over the net identifiable assets on the date of acquisition is $3,174,618 and is recorded as goodwill not deductible for income tax purposes.

                                    (14)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)


      e)   Gain (loss) on dilution

           On May 27, 2003, pursuant to the issuance of 2,200 common shares by Unipex, a loss on dilution amounting to $66,544 was recognized.

           On September 14, 2003 as a result of the issuance of 2,000 shares by Atrium, a gain on dilution amounting to $2,137 was recognized. Subsequently, as a result of the redemption of those shares, goodwill amounting to $9,375 was recognized.

      ACQUISITIONS IN 2002

      f)   Zentaris

           On December 30, 2002, AEterna GmbH, a new subsidiary of AEterna, acquired 100% of the issued and outstanding shares of Zentaris. Zentaris is an integrated biopharmaceutical and biotechnological company which develops and produces innovative products and technologies for patient-friendly therapies in oncology and endocrinology.

           The net assets acquired and the purchase price were subject to adjustments subsequent to the review of the audited financial statements of Zentaris as at December 31, 2002. Following the adjustments relating to the review of the audited financial statements of Zentaris in December 31, 2002, the total consideration paid for the acquisition of Zentaris is $85,494,850
           (euro 51,917,491).

           The purchase price allocation, following the acquisition of Zentaris' shares in December 2002, was finalized upon receipt of an independent valuation report during the second quarter of 2003, resulting in a decrease of $19,583,843 in intangible assets, $8,041,577 in future income tax liabilities and in an allocation of $11,542,266 as goodwill. On the acquisition date, two products developed by Zentaris have generated profits resulting from their sales. The developed technology and in-process research and development (R&D) have been valued using a discounted cash flow approach, resulting in an allocated fair value of $66,942,949. The goodwill related to this transaction amounted to $11,542,266 and it will not be amortized but tested annually for impairment in relation to the fair value of this reporting unit to which goodwill applies. The results of operations have been consolidated in the statement of operations from December 30, 2002, being the date of acquisition.

           The balance of purchase price, bearing interest at the EURIBOR rate for a three-month term deposit plus 1%, was due and payable on the earlier of September 30, 2003 or the merger date of AEterna GmbH and Zentaris. This amount was offset in 2003 against the receivable from a former affiliated company of Zentaris resulting in a cash disbursement of $2,358,000.

                                    (15)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)


      g)   ADF Chimie S.A. (merger with Unipex in 2002)

           On May 1, 2002, Unipex Finance S.A., a French subsidiary of Atrium, acquired 100% of the issued and outstanding common shares of ADF Chimie S.A., for a total consideration of $2,315,471 of which an amount of $1,329,178 was paid cash, net of cash acquired of $548,106, and $438,187 as a balance of purchase price. The acquisition is subject to contingent payments specified in the agreement for an approximate amount of $807,827 (euro 487,700) payable in cash at the latest in July 2005. These contingent payments will be recorded as goodwill when the related conditions have been met. ADF Chimie S.A. is a distributor of active and specialty ingredients for the cosmetics industry. The results of operations have been included in the statement of operations from May 1, 2002, being the date of acquisition.

           The net assets acquired at the allocated values are as follows:


                                                                                           ZENTARIS        ADF CHIMIE S.A.
                                                                                                    $                    $
                 Assets
                       Current assets                                                           51,330                  1,880
                       Property, plant and equipment                                             2,934                      7
                       Intangible assets                                                        66,943                      -
                       Future income tax assets                                                 14,891                      -
                                                                                      -----------------------------------------
                                                                                               136,098                  1,887
                                                                                      -----------------------------------------
                 Liabilities
                       Current liabilities                                                      15,778                    665
                       Deferred revenues                                                        12,438                      -
                       Employee future benefits                                                  5,886                      -
                       Future income tax liabilities                                            28,043                      -
                                                                                      -----------------------------------------
                                                                                                62,145                    665
                                                                                      ----------------------------------------
                 Net identifiable assets acquired                                               73,953                  1,222

                 Goodwill                                                                       11,542                  1,093
                                                                                      -----------------------------------------
                 Purchase price                                                                 89,495                  2,315
                                                                                      -----------------------------------------
                                                                                      ----------------------------------------
                 Consideration
                       Cash                                                                     (3,646)                  (548)
                       Balance of purchase price                                               (39,748)                  (438)
                                                                                      -----------------------------------------
                                                                                               (43,394)                  (986)
                                                                                      -----------------------------------------
                                                                                      -----------------------------------------

                 Net cash used for the acquisition                                              42,101                  1,329
                                                                                      -----------------------------------------
                                                                                      -----------------------------------------

           Goodwill is non-deductible for income tax purposes.


                                    (16)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      h)   Other acquisitions

           On April 15, 2002, Atrium Biotech USA Inc. acquired a product line for a total cash consideration of $435,394. The acquisition was subject to contingent payments specified in the agreement for a maximum amount of $300,000 of which $100,000 were paid and recorded as goodwill in 2002. The balance of $200,000 may be payable at the latest in October 2003 if the related conditions have been met; it will be then recorded as goodwill. The results of operations of this acquisition have been included in the statement of operations since April 15, 2002, being the date of acquisition. Based upon the allocation of the purchase price, the transaction resulted in $212,134 of goodwill and $223,260 of inventory. The goodwill acquired is deductible for income tax purposes.

           On September 8, 2002, Atrium acquired 300 common shares of the outstanding capital stock of Unipex, increasing its interest in the latter to 70.28% (70.2% in 2001) for a cash consideration of $31,171. The excess of the purchase price over the net carrying value on the date of acquisition is $26,221 and is recorded as goodwill not deductible for income tax purposes.

      i)   Gain on dilution

           On September 13, 2002, as a result of the issuance of 166,667 shares by Atrium, a gain on dilution amounting to $424,751 was recognized.

      ACQUISITION IN 2001

      j)   Unipex

           On July 2, 2001, Atrium acquired 70.2% of the issued and outstanding common shares of Unipex for total cash consideration of $21,000,390. Unipex specializes in providing value-added services of importation, in supporting innovation, and in distributing raw materials and high-end brand-name additives for multinational corporations. Under the shareholders' agreement, the minority shareholders of Unipex will have the right to exchange their shares for shares of Atrium in the event of its listing on the stock exchange.

                                    (17)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)


      The acquisition has been accounted for using the purchase method, and the results of operations have been consolidated from the date of acquisition. The fair value of net assets acquired is as follows:


                                                                                                    $

           Assets
                Current assets                                                                  28,216
                Property, plant and equipment                                                    1,103
                Identifiable intangible assets                                                     304
                                                                                    --------------------
                                                                                                29,623
                                                                                    --------------------
           Liabilities
                Current liabilities                                                             15,337
                Long-term liabilities                                                           10,475
                                                                                    --------------------
                                                                                                25,812
                                                                                    --------------------
           Net identifiable assets acquired                                                      3,811
                                                                                    --------------------
                                                                                    --------------------
           Net identifiable assets acquired - 70.2%                                              2,675
           Goodwill                                                                             18,325
                                                                                    --------------------
           Purchase price                                                                       21,000

           Less: Cash and cash equivalents acquired                                             (7,526)
                                                                                    --------------------
           Net cash used for the acquisition                                                    13,474
                                                                                    --------------------
                                                                                    --------------------

      An amount of $8,300,000 out of the total amount of goodwill is deductible for income tax purposes over the following years.

5     CREDIT FACILITIES AND PROMISSORY NOTE

      Atrium has an available line of credit, bearing interest at prime rate and renewable annually. A moveable hypothec without delivery on accounts receivable and inventory amounting to $5,806,880 has been pledged as security for the line of credit of an authorized amount of $5,000,000. As at December 31, 2003 and 2002, the line of credit was unused. Zentaris has an available unsecured line of credit of an authorized amount of $1,628,000 (euro 1,000,000), bearing interest at a rate of 8% and renewable in July 2004. As at December 31, 2003, that line of credit was unused.

      The promissory note bearing interest at prime rate plus 1% was due on demand. A moveable hypothec on the universality of the Company's accounts receivable, cash equivalents and short-term investments has been given as security. The promissory note was repaid on January 15, 2003.

                                    (18)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

6     ACCOUNTS RECEIVABLE


                                                                                                 AS AT DECEMBER 31,
                                                                                     -----------------------------------------
                                                                                                 2003                   2002
                                                                                                    $                      $
       Trade, net of an allowance for doubtful accounts of $305 ($247 in 2002)                  42,569                 30,980
       Receivable from a former affiliated company of Zentaris, bearing interest
            at the EURIBOR rate for a three-month term deposit plus 1% (note 4f)                     -                 37,576
       Interest                                                                                    846                    754
       Grants                                                                                    1,646                  2,939
       Research and development tax credits recoverable                                            677                    860
       Commodity taxes                                                                           1,146                  1,094
       Other                                                                                     1,307                    637
                                                                                      -----------------------------------------
                                                                                                48,191                 74,840
                                                                                      -----------------------------------------
                                                                                      -----------------------------------------

7     INVENTORY



                                                                                                 AS AT DECEMBER 31,
                                                                                     -----------------------------------------
                                                                                                 2003                   2002
                                                                                                    $                      $
       Raw materials                                                                             6,572                  6,965
       Finished goods                                                                            9,597                  9,370
                                                                                      -----------------------------------------
                                                                                                26,169                 16,335
                                                                                      -----------------------------------------
                                                                                      -----------------------------------------


                                    (19)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

8   PROPERTY, PLANT AND EQUIPMENT



                                                                          AS AT DECEMBER 31,
                                        ---------------------------------------------------------------------------------------
                                                                          2003                                          2002
                                        -----------------------------------------     -----------------------------------------
                                                                   ACCUMULATED                                   ACCUMULATED
                                                    COST          DEPRECIATION                   COST           DEPRECIATION
                                                       $                     $                      $                      $
       Land                                          452                      -                    459                      -
       Building                                   13,575                  2,531                 13,582                  1,920
       Equipment                                  11,552                  4,583                 10,367                  2,341
       Office furniture                            1,253                    696                  1,147                    579
       Computer equipment                          1,941                  1,552                  1,648                    778
       Automotive equipment                          288                    100                    140                     37
                                        ---------------------------------------------------------------------------------------
                                                  29,061                  9,462                 27,343                  5,655
                                                               ------------------                            ------------------
       Less:
            Accumulated depreciation               9,462                                         5,655
                                        -------------------                           ------------------
                                                  19,599                                        21,688
                                        -------------------                           ------------------
                                        -------------------                           ------------------

9     INTANGIBLE ASSETS


                                                                          AS AT DECEMBER 31,
                                        ---------------------------------------------------------------------------------------
                                                                          2003                                          2002
                                        -----------------------------------------     -----------------------------------------
                                                                   ACCUMULATED                                   ACCUMULATED
                                                    COST          DEPRECIATION                   COST           DEPRECIATION
                                                       $                     $                      $                      $

       Patents and trademarks                     71,094                  6,685                 90,201                  1,040
       Licences and distribution
            agreements                             1,203                     99                  1,206                    112
       Organization costs                            189                    189                    190                    145
                                        ---------------------------------------------------------------------------------------
                                                  72,486                  6,973                 91,597                   2,297
                                                               ------------------                            ------------------
                                                               ------------------                            ------------------
       Less:
            Accumulated
                 amortization                      6,973                                         1,297
                                        -------------------                           ------------------
                                                  65,513                                        90,300
                                        -------------------                           ------------------
                                        -------------------                           ------------------



                                    (20)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      Changes in the Company's intangible assets are as follows:


                                                                                                 AS AT DECEMBER 31,
                                                                                    -----------------------------------------
                                                                                                 2003                   2002
                                                                                                    $                      $
            Balance - Beginning of year                                                         90,300                  2,065
                 Adjustment related to purchase price allocation (note 4f)                     (19,584)                     -
                 Acquisitions                                                                      599                 88,313
                 Amortization                                                                   (5,676)                  (429)
                 Effect of foreign exchange rate                                                  (126)                   351
                                                                                      -----------------------------------------
            Balance - End of year                                                               65,513                 90,300
                                                                                      -----------------------------------------
                                                                                      -----------------------------------------

10    GOODWILL

      The net carrying value of goodwill is composed as follows:


                                                                                                 AS AT DECEMBER 31,
                                                                                    -----------------------------------------
                                                                                                 2003                   2002
                                                                                                    $                      $
            Balance - Beginning of year                                                         24,252                 22,188
                 Adjustment related to purchase price allocation (note 4f)                      11,594                      -
                 Acquisitions                                                                   20,675                  1,431
                 Effect of foreign exchange rate                                                 4,663                    633
                                                                                      -----------------------------------------
            Balance - End of year                                                               61,184                 24,252
                                                                                      -----------------------------------------
                                                                                      -----------------------------------------

11    ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                                                                 AS AT DECEMBER 31,
                                                                                    -----------------------------------------
                                                                                                 2003                   2002
                                                                                                    $                      $
       Trade payable                                                                            33,149                 27,009
       Accrued liabilities on research contracts                                                 2,383                  3,747
       Interest on convertible term loans                                                        2,250                      -
       Advance payment related to a licensing agreement                                            999                  1,016
       Salaries and employee benefits                                                            2,291                  2,250
       Deferred revenues                                                                         5,564                  4,867
       Other accrued liabilities                                                                 6,426                  3,668
                                                                                      -----------------------------------------
                                                                                                53,062                 42,557
                                                                                      -----------------------------------------
                                                                                      -----------------------------------------

                                    (21)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)


12   CONVERTIBLE TERM LOANS


                                                                                                 AS AT DECEMBER 31,
                                                                                    -----------------------------------------
                                                                                                 2003                   2002
                                                                                                    $                      $
       Term loans bearing interest at an annual rate of 12%, payable annually or at maturity at the Company's option for which moveable hypothecs on all assets, with the exception of equipment and shares of a subsidiary, have been given as collateral. The equity component of the loans, which corresponds to the holders' option to convert the notes into equity shares of the Company, was valued at the date of the loans and is classified as other capital. The loans and the unpaid interest, if any, are convertible at all times at the holders' option into subordinate voting shares of the Company at a conversion price of $5.05 per subordinate voting share up to a maximum of 6,955,089 shares. The nominal amount of the $25 million loans as well as the unpaid accrued interest, if not converted by the holders, are repayable by the Company
       on March 31, 2006                                                                        19,920                      -
                                                                                      -----------------------------------------


13    LONG-TERM DEBT


                                                                                                 AS AT DECEMBER 31,
                                                                                    -----------------------------------------
                                                                                                 2003                   2002
                                                                                                    $                      $
       Loan from the federal and provincial governments, non-interest bearing, payable in five annual equal and consecutive instalments, beginning
            in July 2004                                                                         4,000                  4,000
       Loans payable in euros and for which the shares of the subsidiary Unipex
            S.A. have been given as collateral euro 1,128,124 (euro 2,225,756 in 2002) bearing interest at LIBOR rate plus
                 1%, payable in quarterly instalments including principal and
                 interest, maturing in October 2004                                              1,836                  3,687
        euro 2,286,735 (euro 2,286,735 in 2002) bearing interest at EURIBOR
        rate plus 2.5%, interest payable annually, maturing in October 2005                      3,723                  3,788
       Unsecured bank loans payable in euros
        euro 5,000,000 bearing interest at EURIBOR rate plus 1%, principal payable in accretion annually from August 2004 and interest
                 payable half-yearly from February 2004, maturing in August 2008                 8,140                      -
        euro 526,696 bearing interest at a rate of 4.45%, payable in quarterly instalments including principal and interest, maturing in
                 January 2008                                                                      858                      -
                                                                                      -----------------------------------------
                                          (forward)                                             18,557                  11,475



                                    (22)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)



                                                                                                 AS AT DECEMBER 31,
                                                                                    -----------------------------------------
                                                                                                 2003                   2002
                                                                                                    $                      $
                                      (brought forward)                                         18,557                 11,475

        euro 26,907 bearing interest at a rate of 4.35%, payable in quarterly instalments including principal and interest, maturing in
                 January 2006                                                                       44                      -
       Balance of purchase price, non-interest bearing, payable in euros in
            monthly instalments of $10,100 (euro 6,098), maturing in July 2006                     308                    434
       Loan from a shareholder of a subsidiary, bearing interest at 4%,
            reimbursed during 2003                                                                   -                  1,262
                                                                                      -----------------------------------------
                                                                                                18,909                 13,171
                                                                                      -----------------------------------------
        Less: Current portion                                                                    3,777                  3,202
                                                                                      -----------------------------------------
                                                                                                15,132                  9,969
                                                                                      -----------------------------------------
                                                                                      -----------------------------------------

      The principal instalments due on long-term debt for the next five years amount to $3,776,708 in 2004, $6,018,780 in 2005, $2,767,161 in 2006,
      $3,048,838 in 2007 and $3,296,921 in 2008.


14    EMPLOYEE FUTURE BENEFITS

      Some group companies in France and in Germany provide unfunded defined benefit pension plans for some classes of employees. Provisions for pension obligations are established for benefits payable in the form of retirement, disability and surviving dependant pensions. The benefits offered vary according to the legal, fiscal and economic conditions of each country.

      The following table provides a reconciliation of the changes in the plans' accrued benefits obligations:


                                                                                              PENSION                 OTHER
                                                                                             BENEFITS              BENEFITS
                                                                                                    $                      $
           Obligation - Beginning of year                                                        5,350                  692

           Current service cost                                                                    277                    21
           Interest cost                                                                           287                    36
           Actuarial loss (gain)                                                                   187                  (136)
           Benefits paid                                                                           (49)                 (104)
           Business acquisition                                                                     95                     -
           Effect of foreign currency exchange rate changes                                          2                     -
                                                                                      -----------------------------------------
           Obligation - End of year                                                              6,149                   509
                                                                                      -----------------------------------------
                                                                                      -----------------------------------------

                                    (23)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)


      The significant actuarial assumptions adopted to determine the Company's accrued benefits obligations are as follows:



           ACTUARIAL ASSUMPTIONS                                                     PENSION BENEFITS         OTHER BENEFITS
           Discount rate                                                                2.5% and 5.75%                 5.75%
           Pension benefits increase                                                             1.25%                 1.25%
           Future salary increase                                                        0.5% to 3.75%                 2.75%


      Pensions of former employees are not increased.

      With the exception of those offered by Zentaris acquired on December 31, 2002, the employee future benefits maintained by one of the Company's subsidiaries are not significant and therefore, the disclosures otherwise required for the years ended December 31, 2001 and 2002 have not been provided.


15    SHARE CAPITAL

      a)    Authorized

      Unlimited number of shares of the following classes:
         Common
            Multiple voting shares, voting and participating, ten
               votes per share, convertible into one subordinate voting share at the option of the holder
            Subordinate voting shares, voting and participating, one vote per share
         Preferred, first and second ranking, issuable in series, with rights and privileges specific to each class.

           As at December 31, 2003, there are neither multiple voting shares nor preferred shares issued and outstanding.


                                    (24)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)



      b)    Issued



                                                                            AS AT DECEMBER 31,
                                            -----------------------------------------------------------------------------------
                                                                2003                        2002                        2001
                                            --------------------------- --------------------------- ---------------------------
                                                              AMOUNT                      AMOUNT        NUMBER        AMOUNT
                                                NUMBER             $        NUMBER             $                           $
            MULTIPLE VOTING SHARES
            Balance - Beginning of year       4,727,100         1,862     4,852,723         1,911     4,852,723         1,911
                 Conversion of shares        (4,727,100)       (1,862)     (125,623)          (49)            -             -
                                            -----------------------------------------------------------------------------------
            Balance - End of year                     -             -     4,727,100         1,862     4,852,723          1,911
                                            -----------------------------------------------------------------------------------

            SUBORDINATE VOTING SHARES
            Balance - Beginning of year      35,961,927       151,716    27,978,321        95,602    25,219,151        78,097
                 Conversion of shares         4,727,100         1,862       125,623            49             -             -
                 Issued pursuant to the
                       stock option plan        141,965         1,030       257,983         1,189       802,170         3,803
                 Issued pursuant to a
                       private placement              -             -     7,600,000        56,253             -             -
                 Issued pursuant to
                       public offerings       4,500,000        35,550             -             -     1,957,000        15,656
                 Share issue expenses                 -        (2,557)            -        (1,377)            -        (1,954)
                                            -----------------------------------------------------------------------------------
            Balance - End of year            45,330,992       187,601    35,961,927       151,716    27,978,321        95,602
                                            -----------------------------------------------------------------------------------
            TOTAL SHARE CAPITAL              45,330,992       187,601    40,689,027       153,578    32,831,044        97,513
                                            -----------------------------------------------------------------------------------
                                            -----------------------------------------------------------------------------------

      c)   Common share issues

           Effective on May 29, 2003, all the multiple voting shares were converted into the same number of subordinate voting shares.

           On July 24, 2003, pursuant a bought deal, the Company issued 4,500,000 subordinate voting shares at a price of $7.90 per share for gross proceeds of $35,550,000. Pursuant to the exercise of stock options, the Company issued 141,965 subordinate voting shares at an average of $7.25 per share for proceeds of $1,029,630.

           On April 9, 2002, pursuant to a private placement, the Company issued 7,600,000 subordinate voting shares at prices ranging from $7.40 to $7.45 per share for gross proceeds of $56,253,333. Pursuant to the exercise of stock options, the Company issued 257,983 common shares at an average price of $4.60 per share for proceeds of $1,188,722.

           In 2001, pursuant to a public offering, the Company issued 1,957,000 subordinate voting shares at a price of $8.00 per share for gross proceeds of $15,656,000. Pursuant to the exercise of stock options, the Company issued 802,170 common shares at an average price of $4.74 per share for proceeds of $3,803,051.

                                    (25)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)



      d)   Company's stock option plan

           In December 1995, the Company's Board of Directors adopted a stock option plan for its directors, senior executives, employees and other collaborators providing services to the Company. The number of shares that are issuable under the plan shall not exceed 4,069,352. Options granted under the plan expire after a maximum period of ten years following the date of grant. Options granted under the plan generally vest over a three-year period.

           The following table summarizes the stock option activity under this plan:

                                                                2003                        2002                          2001
                                            --------------------------- --------------------------- ---------------------------
                                                            WEIGHTED                    WEIGHTED                      WEIGHTED
                                                             AVERAGE                     AVERAGE                       AVERAGE
                                                            EXERCISE                    EXERCISE                      EXERCISE
                                                NUMBER         PRICE           NUMBER      PRICE          NUMBER         PRICE
                                                                   $                           $                             $
                 Balance - Beginning of
                       year                   2,949,872          6.96     2,877,671          7.05     2,641,591          6.01
                       Granted                1,074,564          4.09     1,048,895          5.97     1,441,350          8.04
                       Exercised               (141,965)         7.25      (257,983)         4.61      (802,170)         4.74
                       Expired                 (172,285)         5.74      (382,129)         6.19      (186,100)         9.35
                       Forfeited               (512,751)         7.07      (336,582)         7.35      (217,000)         7.56
                                            -----------------------------------------------------------------------------------
                 Balance - End of year        3,197,435          6.02     2,949,872          6.96     2,877,671          7.05
                                            -----------------------------------------------------------------------------------
                                            -----------------------------------------------------------------------------------
                 Options exercisable -
                       End of year            1,272,574          7.05     1,025,640          6.92     1,315,080          5.97
                                            -----------------------------------------------------------------------------------
                                            -----------------------------------------------------------------------------------

           The following table summarizes the stock options outstanding as at December 31, 2003:


                                                                   OPTIONS OUTSTANDING         OPTIONS CURRENTLY EXERCISABLE
                                     ---------------------------------------------------- -------------------------------------
                                                          WEIGHTED
                                                           AVERAGE            WEIGHTED                              WEIGHTED
                                                         REMAINING             AVERAGE                               AVERAGE
                                                       CONTRACTUAL      EXERCISE PRICE                        EXERCISE PRICE
                EXERCISE PRICE           NUMBER               LIFE                   $             NUMBER                  $
                $3.75 to $7.00         2,119,710                8.39               4.98           673,392                5.42
                $7.01 to $10.00          969,225                5.01               8.17           490,682                8.33
                $10.01 to $14.35         108,500                1.42              11.22           108,500               11.22
                                     ------------------------------------------------------------------------------------------
                                       3,197,435                7.13               6.02         1,272,574                7.05
                                     ------------------------------------------------------------------------------------------
                                     ------------------------------------------------------------------------------------------

           In 2003, the Company granted to certain collaborators 30,000 options (40,000 in 2002) with a fair value of $76,018 ($107,032 in 2002)
           which have been recorded as other capital.

                                    (26)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)


           ASSUMPTIONS USED IN DETERMINING STOCK-BASED COMPENSATION COSTS

           The table below shows the assumptions used in determining stock-based compensation costs under the Black-Scholes option pricing model:


                                                                                              YEARS ENDED DECEMBER 31,
                                                                                      -----------------------------------------
                                                                                                  2003                  2002
                Dividend yield                                                                     Nil                   Nil
                Expected volatility                                                              64.3%                57.0 %
                Risk-free interest rate                                                          3.96%                3.72 %
                Expected life (years)                                                             3.92                   2.7
                Number of stock options granted                                              1,074,564             1,048,895
                Weighted average fair value of options granted ($)                                2.03                  2.29
                                                                                      -----------------------------------------
                COMPENSATION COSTS ($)                                                         444,935               257,489
                                                                                      -----------------------------------------
                                                                                      -----------------------------------------

           Had compensation costs been determined using the fair value method at the date of grant for awards granted during 2002 under this stock option plan, the Company's pro-forma net loss, basic and diluted loss per share for the year ended December 31, 2003 would have been $29,368 and $0.68 ($26,039 and $0.67 in 2002).

      e)   Atrium's stock option plan

           On November 1, 2000, the Board of Directors of Atrium adopted a stock option plan for its directors and employees providing services to Atrium. The exercise price of these options is equivalent to their fair value established annually from a specific formula and approved by the Board of Directors. The number of shares that are issuable under the plan shall not exceed 650,000. Options granted under the plan generally vest over a five-year period, with 20% vesting on an annual basis starting on the first anniversary of the date of grant, and they expire after a maximum period of ten years following the date of grant.

           The Company's ownership percentage of the subsidiary will change as a result of future exercises of stock options and outstanding subsidiary stock options may dilute the Company's share of profits in the calculation of loss per share.

                                    (27)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)


           The following table summarizes the stock option activity under this plan:


                                                         2003                          2002                          2001
                                 ------------------------------- ----------------------------- -----------------------------
                                                     WEIGHTED                      WEIGHTED                      WEIGHTED
                                                      AVERAGE                       AVERAGE                       AVERAGE
                                                     EXERCISE                      EXERCISE                      EXERCISE
                                                        PRICE                         PRICE                         PRICE
                                        NUMBER              $         NUMBER              $         NUMBER              $
            Balance -
                 Beginning of
                 year                   578,500          10.97        545,500          10.78        347,500         10.00
                 Granted                 30,000          12.29         60,000          12.29        230,000         11.84
                 Exercised               (2,000)         10.00              -              -              -             -
                 Forfeited               (9,000)         11.27        (27,000)         10.00        (32,000)        10.00
                                 -------------------------------------------------------------------------------------------
            Balance - End of
                  year                  597,500          11.03        578,500          10.97        545,500         10.78
                                 -------------------------------------------------------------------------------------------
                                 -------------------------------------------------------------------------------------------

            Options
                 exercisable -
                 End of year            280,000          10.66        155,500          10.36         66,500         10.00
                                 -------------------------------------------------------------------------------------------
                                 -------------------------------------------------------------------------------------------

           The following table summarizes the stock options outstanding as at December 31, 2003:


                                                                                                           OPTIONS CURRENTLY
                                                                          OPTIONS OUTSTANDING                    EXERCISABLE
                                               ------------------------------------------------- ------------------------------
                                                                     WEIGHTED        WEIGHTED                       WEIGHTED
                                                                      AVERAGE         AVERAGE                        AVERAGE
                                                                    REMAINING        EXERCISE                       EXERCISE
                                                                  CONTRACTUAL           PRICE                          PRICE
                 EXERCISE PRICE                     NUMBER               LIFE               $         NUMBER               $
                 $10.00                             327,500              6.19           10.00         199,500           10.00
                 $12.29                             270,000              8.13           12.29          80,500           12.29
                                               --------------------------------------------------------------------------------
                                                    597,500              7.07           11.03         280,000           10.66
                                               --------------------------------------------------------------------------------
                                               --------------------------------------------------------------------------------

      f)   Warrants

           Pursuant to the April 9, 2002 private placement, the Company issued 7,466,666 warrants for subordinate voting shares of the Company at a price of $0.10 per warrant for an amount of $746,667. Expiring March 31, 2003, 3,800,000 warrants may be exercised at a price of $13.00 per share and 3,666,666 warrants, expiring December 31, 2003 may be exercised at a price of $20.00 per share subject to certain conditions. Those warrants have now expired.

                                    (28)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)


16    STATEMENTS OF CASH FLOWS


                                                                                  YEARS ENDED DECEMBER 31,
                                                               ----------------------------------------------------------------
                                                                          2003                   2002                   2001
                                                                             $                      $                      $
      Change in non-cash operating working capital items
           Accounts receivable                                           (1,071)                (6,048)                 (879)
           Inventory                                                      3,670                   (960)                 (904)
           Prepaid expenses and deferred charges                           (956)                  (212)                 (497)
           Accounts payable and accrued liabilities                      (3,884)                 2,603                   431
           Income taxes                                                    (275)                   983                  (478)
                                                               ----------------------------------------------------------------
                                                                         (2,516)                (3,634)                (2,327)
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------


17    GRANTS

      Under the federal contribution program called Technology Partnerships Canada ("TPC"), the Company received a grant equivalent to 30% of the eligible expenses incurred by the Company in the development of AE-941 in oncology, dermatology and ophthalmology to a maximum of $29,400,000. This contribution will be repaid only upon the approval by Canadian or American health authorities of AE-941 derived products for each indication according to the corresponding generated income. Royalties will be paid based on a percentage of gross project revenues under the terms and conditions stipulated in the agreements entered into between TPC and the Company.

      As at December 31, 2003, grants (reimbursement of grants) in the amount of ($539,571) [$103,125 in 2002 and $4,354,839 in 2001] have been recognized, of which an amount of ($545,120) [$103,125 in 2002 and $4,261,965 in 2001]
      has been recorded as a grant (reimbursement of grants) in the statement of operations, nil [nil in 2002 and $36,098 in 2001] as a decrease in property, plant and equipment and $5,549 [nil in 2002 and $56,776 in 2001] as a decrease in intangible assets. If the Company has to repay this contribution, the payments will be accounted for as an expense or in addition to property, plant and equipment or intangible assets in the period the condition for repayment has arisen. As at December 31, 2002, a reimbursement of grants, in the amount of $323,599 has been accounted for in addition to intangible assets.

      During the period from January 1, 1999 to December 31, 2003, the Company recognized total grants of $14,334,082 of which an amount of $13,493,504 has been recorded as a grant in the statement of operations, $756,898 as a decrease in property, plant and equipment and $83,680 as a decrease in intangible assets.

                                    (29)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)


18    INCOME TAXES

      The reconciliation of the combined Canadian federal and Quebec provincial income tax rate to the income tax expense (recovery) is as follows:



                                                                                  YEARS ENDED DECEMBER 31,
                                                               ----------------------------------------------------------------
                                                                          2003                   2002                   2001
            Combined federal and provincial statutory
                 income tax rate                                         33.05%                 35.16%                 37.16%
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------
            Income tax recovery based on statutory income6,756
                 tax rate                                      $         (6,129)      $         (6,396)      $         (5,516)
            Manufacturing and processing tax credit                         678                  1,162                    691
            Non-deductible interest expense                                   -                      -                    162
            Change in valuation allowance                                10,557                  9,487                   (124)
            Accretion on convertible term loans                             386                      -                      -
            Stock-based compensation costs                                  138                      -                      -
            Variation in statutory income tax rate of
                 foreign subsidiaries                                       224                    (50)                   126
            Change in promulgated rate                                      340                    357                      -
            Additional tax deduction                                       (113)                  (108)                   (12)
            Other                                                          (149)                   (27)                   (79)
                                                               ----------------------------------------------------------------
                                                               $          5,932                  4,425       $         (4,752)
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------
            Income tax expense (recovery) is represented
                 by:
                 Current                                       $          3,859       $          2,565       $            922
                 Future                                                   2,073                  1,860                 (5,674)
                                                               ----------------------------------------------------------------
                                                               $          5,932       $          4,425       $         (4,752)
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------


                                    (30)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)


      Significant components of future income tax assets and liabilities are as follows:



                                                                                    AS AT DECEMBER 31,
                                                               ----------------------------------------------------------------
                                                                          2003                   2002                   2001
                                                                             $                      $                      $
            Future income tax assets
            Current
                 Deferred revenues                                        2,134                      -                      -
                 Acquisition costs                                          470                      -                      -
                 Other                                                        -                  1,682                     30
                                                               ----------------------------------------------------------------
                                                                          2,604                  1,682                     30
                                                               ----------------------------------------------------------------
            Long-term
                 Research and development costs                          12,489                  9,554                  7,502
                 Share issue expenses                                     1,173                  1,016                  1,071
                 Operating losses carried forward                        21,916                 14,914                  2,858
                 Property, plant and equipment                              289                      -                      -
                 Intangible assets and goodwill                           3,084                  4,390                  5,780
                 Employee future benefits                                   509                    425                      -
                 Deferred revenues                                        4,349                  6,749                      -
                 Other                                                       63                      -                      -
                                                               ----------------------------------------------------------------
                                                                         43,872                 37,048                 17,211

            Valuation allowance                                         (30,356)               (19,799)               (10,312)
                                                               ----------------------------------------------------------------
                                                                         13,516                 17,249                  6,899
                                                               ----------------------------------------------------------------
                                                                         16,120                 18,931                  6,929
                                                               ----------------------------------------------------------------
            Future income tax liabilities
                 Property, plant and equipment                                -                    347                    575
                 Deferred charges                                           504                    556                      -
                 Intangible assets                                       25,487                 34,372                      -
                                                               ----------------------------------------------------------------
                                                                         25,991                 35,275                    575
                                                               ----------------------------------------------------------------
            FUTURE INCOME TAX ASSETS (LIABILITIES), NET                  (9,871)               (16,344)                 6,354
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------

      As at December 31, 2003, the Company has non-refundable research and development tax credits of $12,489,000 which can be carried forward to reduce Canadian federal income taxes payable and expire at the latest in 2013. No tax benefit has been accounted for in connection with those credits.

      The carryforwards and the tax credits claimed could be subjected to a review and a possible adjustment by the Canadian federal and Quebec provincial tax authorities.

      The majority of the loss carryforwards will expire no later than December 31, 2010.

                                    (31)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)


19    SEGMENT INFORMATION

      The Company manages its business and evaluates performance based on three operating segments, which are the biopharmaceutical, the cosmetics and nutrition and the distribution segments. The accounting principles used for these three segments are consistent with those used in the preparation of these consolidated financial statements.

      INFORMATION BY GEOGRAPHIC REGION

      Revenues by geographic region are detailed as follows:



                                                                                  YEARS ENDED DECEMBER 31,
                                                               ----------------------------------------------------------------
                                                                          2003                   2002                   2001
                                                                             $                      $                      $
            Canada                                                          951                  1,301                    481
            United States                                                 6,395                  4,671                  3,894
            Europe
                 Switzerland                                             20,424                      -                      -
                 France                                                 101,046                 83,915                 30,810
                 Other                                                   29,458                  6,450                  4,021
            Asia                                                          7,448                  4,385                  4,317
            Other                                                           691                    482                    254
                                                               ----------------------------------------------------------------
                                                                        166,413                101,204                 43,777
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------

      Revenues have been allocated to geographic regions based on the country of residence of the related customers.

      Long-lived assets by geographic region are detailed as follows:



                                                                                  YEARS ENDED DECEMBER 31,
                                                               ----------------------------------------------------------------
                                                                          2003                   2002                   2001
                                                                             $                      $                      $
            Canada                                                       18,785                 20,688                 16,025
            United States                                                 1,578                  1,543                  1,234
            France                                                       49,824                 24,186                 22,398
            Germany                                                      76,109                 89,823                      -
                                                               ----------------------------------------------------------------
                                                                        146,296                136,240                 36,657
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------

      Long-lived assets consist of property, plant and equipment, intangible assets and goodwill.


                                    (32)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      THE PRINCIPAL FINANCIAL INFORMATION FOR EACH OF THESE SEGMENTS IS AS
FOLLOWS:

                                                                                                                             2003
                                               ------------------------------------------------------------------------------------
                                                    BIOPHAR-         COSMETICS AND                        CONSOLIDATED
                                                  MACEUTICAL             NUTRITION     DISTRIBUTION        ADJUSTMENTS       TOTAL
                                                           $                     $                $                  $           $

REVENUES                                          46,106             15,291            105,526             (510)           166,413
                                               ------------------------------------------------------------------------------------

OPERATING EXPENSES
Cost of sales                                      6,756              2,509             88,772               11             98,048
Selling, general and administrative               15,478              5,046              8,653              (74)            29,103
Research and development costs                    44,670                677                  -                -             45,347
Research and development tax credits and grants     (943)              (280)                 -                -             (1,223)
Depreciation and amortization                      8,824                222                375                -              9,421
                                               ------------------------------------------------------------------------------------
                                                  74,785              8,174             97,800              (63)           180,696
                                               ------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                          (28,679)             7,117              7,726             (447)           (14,283)

OTHER REVENUES (EXPENSES)
Interest income                                    1,763                201                182                -              2,146
Interest expense                                  (4,288)                 -               (547)               -             (4,835)
Foreign exchange gain (loss)                        (145)              (978)              (451)               -             (1,574)
                                               ------------------------------------------------------------------------------------
EARNINGS (LOSS) BEFORE INCOME TAXES              (31,349)             6,340              6,910             (447)           (18,546)

INCOME TAX RECOVERY (EXPENSE)                     (1,154)            (2,111)            (2,667)               -             (5,932)
                                               ------------------------------------------------------------------------------------
EARNINGS (LOSS) BEFORE THE FOLLOWING ITEMS       (32,503)             4,229              4,243             (447)           (24,478)
Gain (loss) on dilution                                2                (66)                 -                -                (64)
Non-controlling interest                               -             (1,592)            (2,184)             171             (3,605)
                                               ------------------------------------------------------------------------------------
NET EARNINGS (LOSS) FOR THE YEAR                 (32,501)             2,571              2,059             (276)           (28,147)
                                               ------------------------------------------------------------------------------------
                                               ------------------------------------------------------------------------------------
SEGMENT ASSETS                                   179,882             15,565            100,434             (102)           295,779
                                               ------------------------------------------------------------------------------------
                                               ------------------------------------------------------------------------------------

GOODWILL                                          11,585              3,100             46,499                -             61,184
                                               ------------------------------------------------------------------------------------
                                               ------------------------------------------------------------------------------------

ACQUISITION OF LONG-LIVED ASSETS
   EXCLUDING GOODWILL                              1,723                 51                 48                -              1,822
                                               ------------------------------------------------------------------------------------
                                               ------------------------------------------------------------------------------------

ACQUISITION OF GOODWILL                           11,585              1,507             19,177                -             32,269
                                               ------------------------------------------------------------------------------------
                                               ------------------------------------------------------------------------------------

One customer from the distribution segment represents more than 10% of the Company's revenues for which the sales represent 11% (13% in 2002 and 12% in 2001).

One customer from the biopharmaceutical segment represents more than 10% of the Company's revenues for which the sales represent 12% in 2003.

                                    (33)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)



                                                                                                                              2002
                                               ------------------------------------------------------------------------------------
                                                    BIOPHAR-         COSMETICS AND                        CONSOLIDATED
                                                  MACEUTICAL             NUTRITION     DISTRIBUTION        ADJUSTMENTS       TOTAL
                                                           $                     $                $                  $           $

REVENUES                                             315             13,386            87,859             (356)           101,204
                                               ------------------------------------------------------------------------------------

OPERATING EXPENSES
Cost of sales                                          -              2,308             75,476             (341)            77,443
Selling, general and administrative                7,536              4,327              5,914                -             17,777
Research and development costs                    25,269                793                  -                -             26,062
Research and development tax credits and grants   (1,599)              (334)                 -                -             (1,933)
Depreciation and amortization                      1,999                114                308                -              2,421
                                               ------------------------------------------------------------------------------------
                                                  33,205              7,208             81,698             (341)           121,770
                                               ------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                          (32,890)             6,178              6,161              (15)           (20,566)

OTHER REVENUES (EXPENSES)
Interest income                                    2,510                272                297                -              3,079
Interest expense                                      (2)                 -               (506)               -               (508)
Foreign exchange gain (loss)                           5                (23)              (177)               -               (195)
                                               ------------------------------------------------------------------------------------
EARNINGS (LOSS) BEFORE INCOME TAXES              (30,377)             6,427              5,775              (15)           (18,190)

INCOME TAX RECOVERY (EXPENSE)                          -             (2,435)            (1,990)               -             (4,425)
                                               ------------------------------------------------------------------------------------
EARNINGS (LOSS) BEFORE THE FOLLOWING ITEMS       (30,377)             3,992              3,785              (15)           (22,615)
Gain (loss) on dilution                              424                  -                  -                -                424
Non-controlling interest                               -             (1,482)            (2,109)               -             (3,591)
                                               ------------------------------------------------------------------------------------
NET EARNINGS (LOSS) FOR THE YEAR                 (29,953)             2,510              1,676              (15)           (25,782)
                                               ------------------------------------------------------------------------------------
                                               ------------------------------------------------------------------------------------
SEGMENT ASSETS                                   244,709             25,016             62,411           (1,168)           330,968
                                               ------------------------------------------------------------------------------------
                                               ------------------------------------------------------------------------------------

GOODWILL                                               -              1,519             22,733                -             24,252
                                               ------------------------------------------------------------------------------------
                                               ------------------------------------------------------------------------------------

ACQUISITION OF LONG-LIVED ASSETS
   EXCLUDING GOODWILL                             95,488              1,109                244                -             96,841
                                               ------------------------------------------------------------------------------------
                                               ------------------------------------------------------------------------------------

ACQUISITION OF GOODWILL                                -                312              1,119                -              1,431
                                               ------------------------------------------------------------------------------------
                                               ------------------------------------------------------------------------------------

                                    (34)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)



                                                                                                                              2001
                                               ------------------------------------------------------------------------------------
                                                    BIOPHAR-         COSMETICS AND                        CONSOLIDATED
                                                  MACEUTICAL             NUTRITION     DISTRIBUTION        ADJUSTMENTS       TOTAL
                                                           $                     $                $                  $           $

REVENUES                                               -             11,367            82,629             (219)           43,777
                                               ------------------------------------------------------------------------------------

OPERATING EXPENSES
Cost of sales                                          -              1,913             28,172             (135)            29,950
Selling, general and administrative                6,542              3,983              2,514                -             13,039
Research and development costs                    22,063                618                  -                -             22,681
Research and development tax credits and grants   (5,774)              (215)                 -                -             (5,980)
Depreciation and amortization                      1,437                179                234                -              1,850
                                               ------------------------------------------------------------------------------------
                                                  24,268              6,478             30,920             (135)            61,531
                                               ------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                          (24,268)             4,889              1,709              (84)           (17,754)

OTHER REVENUES (EXPENSES)
Interest income                                    2,371                840                358                -              3,569
Interest expense                                    (437)                 -               (349)               -               (786)
Foreign exchange gain (loss)                          92                100                (65)               -               (127)
                                               ------------------------------------------------------------------------------------
EARNINGS (LOSS) BEFORE INCOME TAXES              (22,242)             5,829              1,653              (84)           (14,844)

INCOME TAX RECOVERY (EXPENSE)                          -             (5,468)              (716)               -             (4,752)
                                               ------------------------------------------------------------------------------------
EARNINGS (LOSS) BEFORE THE FOLLOWING ITEMS       (22,242)            11,297                937              (84)           (10,092)
Gain (loss) on dilution                           10,223                  -                  -                -             10,223
Non-controlling interest                               -             (3,186)              (414)               -             (3,600)
                                               ------------------------------------------------------------------------------------
NET EARNINGS (LOSS) FOR THE YEAR                 (12,019)             8,111                523              (84)            (3,469)
                                               ------------------------------------------------------------------------------------
                                               ------------------------------------------------------------------------------------
SEGMENT ASSETS                                    64,097             18,729             51,902             (376)           134,352
                                               ------------------------------------------------------------------------------------
                                               ------------------------------------------------------------------------------------

GOODWILL                                               -              1,206             20,982                -             22,188
                                               ------------------------------------------------------------------------------------
                                               ------------------------------------------------------------------------------------

ACQUISITION OF LONG-LIVED ASSETS
   EXCLUDING GOODWILL                                753                183                 18                -                954
                                               ------------------------------------------------------------------------------------
                                               ------------------------------------------------------------------------------------

ACQUISITION OF GOODWILL                                -                  -             19,576                -             19,576
                                               ------------------------------------------------------------------------------------
                                               ------------------------------------------------------------------------------------

                                    (35)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)


20    LOSS PER SHARE

      The following table summarizes the reconciliation of the basic weighted average number of shares outstanding and the diluted weighted average number of shares outstanding used in the diluted net loss per share calculation:


                                                                           2003                   2002                  2001


           BASIC WEIGHTED AVERAGE NUMBER OF SHARES
                OUTSTANDING                                          42,993,432             38,584,537            30,968,710

           Diluted effect of stock options                              118,953                142,098               615,650
                                                               ----------------------------------------------------------------
           DILUTED WEIGHTED AVERAGE NUMBER OF SHARES
                OUTSTANDING                                          43,112,385             38,726,635            31,584,360
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------

           ITEMS EXCLUDED FROM THE CALCULATION OF DILUTED
                NET LOSS PER SHARE BECAUSE THE EXERCISE
                PRICE WAS GREATER THAN THE AVERAGE MARKET
                PRICE OF THE COMMON SHARES OR DUE TO
                THEIR ANTI-DILUTIVE EFFECT
                Stock options                                         1,281,183              1,298,349               283,503
                Subordinate voting shares which would be
                      issued following the conversion of
                      the convertible term loans                      3,712,871                      -                     -


      For the years ended December 31, 2003, 2002 and 2001, the diluted net loss per share was the same as the basic net loss per share since the dilutive effect of stock options and convertible term loans was not included in the calculation; otherwise, the effect would have been anti-dilutive. Accordingly, the diluted net loss per share for those years was calculated using the basic weighted average number of shares outstanding.

                                    (36)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)


21    FINANCIAL INSTRUMENTS

      SHORT-TERM INVESTMENTS

                                                                                                 2003               2002
                                                                                                    $                  $
      Discount notes and commercial paper, bearing interest at effective annual rates ranging from 2.44% to 3.49% in 2003 and from 2.42% to 4.54% in
           2002, maturing on different dates from April 2004 to August 2005 in
           2003 and from January 2003 to February 2007 in 2002                                   8,521                13,964

      Bonds, bearing interest at effective annual rates ranging from 2.31% to
           4.79% in 2003 and from 3.09% to 7.08% in 2002, maturing on different dates from February 2004 to April 2007 in 2003 and from February 2003
           to April 2012 in 2002                                                                33,432                55,076
                                                                                      -----------------------------------------
                                                                                                41,953                69,040
                                                                                      -----------------------------------------
                                                                                      -----------------------------------------

      FOREIGN CURRENCY RISK

      Since the Company operates on an international scale, it is exposed to currency risks as a result of potential exchange rate fluctuations. As at December 31, 2003, there are no significant outstanding forward exchange contracts.

      FAIR VALUE

      Cash and cash equivalents, short-term investments, accounts receivable, accounts payable and accrued liabilities and balances of purchase price are financial instruments whose fair value approximates their carrying value due to their short-term maturity. The fair value of short-term investments is $42,046,465 ($69,925,301 in 2002). The fair value of long-term debt and convertible term loans has been established by discounting the future cash flows at an interest rate corresponding to that which the Company would currently be able to obtain for loans with similar maturity dates and terms. The fair value of long-term debt and convertible term loans is $45,727,332 ($13,427,346 in 2002).

      CREDIT RISK

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, short-term investments and accounts receivable. Cash and cash equivalents are maintained with high-credit quality financial institutions. Short-term investments consist primarily of bonds issued by high-credit quality corporations and institutions. Consequently, management considers the risk of non-performance related to cash and cash equivalents and short-term investments to be minimal.

                                    (37)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)


      Generally, the Company does not require collateral or other security from customers for trade accounts receivable; however, credit is extended following an evaluation of creditworthiness. In addition, the Company performs on-going credit reviews of all its customers and establishes an allowance for doubtful accounts when accounts are determined to be uncollectible.

      INTEREST RATE RISK

      The Company's exposure to interest rate risk is as follows:


            Cash and cash equivalents                                           Variable interest rate
            Short-term investments                                                 Fixed interest rate
            Accounts receivable                                                   Non-interest bearing
            Unused lines of credit                                                   Prime rate and 8%
            Accounts payable and accrued liabilities                              Non-interest bearing
            Balances of purchase price                                            Non-interest bearing
            Convertible term loans                                             As described in note 12
            Long-term debt                                                     As described in note 13


22    COMMITMENTS

      The Company is committed to various operating leases totalling $2,595,000 in 2004, $1,859,000 in 2005, $1,818,000 in 2006 and $1,696,000 in 2007 and
      in 2008.

      The Company is also committed to some service and manufacturing contracts totalling $3,105,000 in 2004 and $2,934,000 in 2005.


23 SUMMARY OF DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN CANADA AND IN THE UNITED STATES

      As a registrant with the Securities and Exchange Commission in the United States, the Company is required to reconcile its financial statements for significant differences between generally accepted accounting principles as applied in Canada (Canadian GAAP) and those applied in the United States (U.S. GAAP).

      Additional disclosures required under U.S. GAAP have been provided in the accompanying financial statements and notes. In addition, the following summarizes differences between Canadian and U.S. GAAP and other required disclosures under U.S. GAAP.

                                    (38)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      The following summary sets out the material adjustments to the Company's reported net loss, net loss per share and shareholders' equity which would be made to conform with U.S. GAAP:

      STATEMENTS OF OPERATIONS

                                                                                   YEARS ENDED DECEMBER 31,
                                                                 --------------------------------------------------------------

                                                                            2003                  2002                  2001
                                                                               $                     $                     $

       Net loss for the year under Canadian GAAP                          (28,147)              (25,782)               (3,469)
       Stock-based compensation costs                        a)               (64)                 (254)                 (256)
       Accretion on convertible term loans                   f)             1,245                     -                     -
       In-process R&D, net of related future income taxes    d)           (16,276)                    -                     -
       Amortization of in-process R&D                                       1,266                     -                     -
       Financing costs allocated to other capital            f)               (34)                    -                     -
       Interest expense                                      b)                 -                     -                   437
       Amortization of organization costs                    c)                45                    87                    41
                                                                 --------------------------------------------------------------
       Net loss for the year under U.S. GAAP                              (41,965)              (25,949)               (3.247)
                                                                 --------------------------------------------------------------

       Other comprehensive loss
            Unrealized gains on short-term investments       e)                94                   885                   869
            Less: Reclassification of adjustments for gains
                 realized in net loss                                        (885)               (1,390)                    -
                                                                 --------------------------------------------------------------
            Net unrealized losses (gains)                                    (791)                 (505)                  869
                                                                 --------------------------------------------------------------
            Foreign currency translation adjustments                        3,277                   580                   188
                                                                 --------------------------------------------------------------
       Comprehensive loss                                                 (39,479)              (25,874)               (2,190)
                                                                 --------------------------------------------------------------
                                                                 --------------------------------------------------------------

       Basic and diluted net loss per share under U.S. GAAP                (0.92)                 (0.67)                (0.10)
                                                                 --------------------------------------------------------------
                                                                 --------------------------------------------------------------
       Weighted average number of shares outstanding under
            U.S. GAAP                                                 42,993,432             38,584,537            30,968,710
                                                                 --------------------------------------------------------------
                                                                 --------------------------------------------------------------

                                    (39)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      STATEMENTS OF DEFICIT

                                                                                  YEARS ENDED DECEMBER 31,
                                                                ---------------------------------------------------------------
                                                                            2003                 2002                   2001
                                                                               $                    $                      $

       Deficit in accordance with Canadian GAAP                          (73,011)              (44,864)               (19,082)
       Stock-based compensation costs
            Current year                                    a)               (64)                 (254)                  (256)
            Cumulative effect of prior years                              (4,898)               (4,644)                (4,388)
       Accretion on convertible term loans
            Current year                                    f)             1,245                     -                      -
       In-process R&D, net of related future income taxes   d)           (16,276)                    -                      -
       Amortization of in-process R&D, net of related
            income taxes                                                   1,266                     -                      -
       Amortization of financing costs allocated to other
            capital                                         f)               (34)                    -                      -
       Amortization of organization costs
            Current year                                    c)                45                    87                     41
            Cumulative effect of prior years                                 128                    41                      -
                                                                ---------------------------------------------------------------
       Deficit in accordance with U.S. GAAP                              (91,599)              (49,634)               (23,685)
                                                                ---------------------------------------------------------------
                                                                ---------------------------------------------------------------


      SHARE CAPITAL


                                                                                                 AS AT DECEMBER 31,
                                                                                      -----------------------------------------
                                                                                                 2003                   2002
                                                                                                    $                      $

       Share capital in accordance with Canadian GAAP                                          187,601                153,578
       Stock-based compensation costs related to stock option plan for underwriting compensation
            Current year                                                                             -                      -
            Cumulative effect of prior years                                                      (896)                  (896)
                                                                                      -----------------------------------------

       Share capital in accordance with U.S. GAAP                                              186,705                152,682
                                                                                      -----------------------------------------
                                                                                      -----------------------------------------


                                    (40)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      OTHER CAPITAL

                                                                                                 AS AT DECEMBER 31,
                                                                                      -----------------------------------------
                                                                                                 2003                   2002
                                                                                                    $                      $

       Other capital in accordance with Canadian GAAP                                            7,486                    854
       Reclassification of convertible term loans                                               (6,325)                     -
       Reclassification of financing costs related to convertible term loans                       137                      -
       Stock-based compensation costs
            Current year                                                        a)                  64                    254
            Cumulative effect of prior years                                                     4,898                  4,644
       Stock-based compensation costs related to stock option plan for underwriting compensation
            Current year                                                        a)                   -                      -
            Cumulative effect of prior years                                                       896                    896
                                                                                      -----------------------------------------
       Other capital in accordance with U.S. GAAP                                                7,156                  6,648
                                                                                      -----------------------------------------
                                                                                      -----------------------------------------

      ACCUMULATED OTHER COMPREHENSIVE INCOME

                                                                                  YEARS ENDED DECEMBER 31,
                                                                ---------------------------------------------------------------
                                                                            2003                 2002                   2001
                                                                               $                    $                      $
       Foreign currency translation adjustments
            Balance - Beginning of year                                      768                   188                      -
                 Change during the year                                    3,277                   580                    188
                                                                ---------------------------------------------------------------
             Balance - End of year                                         4,045                   768                    188
                                                                ---------------------------------------------------------------

       Unrealized gains (losses) on short-term investments
            and forward exchange contracts
            Balance - Beginning of year                                      885                 1,390                    521
                 Change during the year                                     (791)                 (505)                   869
                                                                ---------------------------------------------------------------
            Balance - End of year                                             94                   885                  1,390
                                                                ---------------------------------------------------------------
       Accumulated other comprehensive income                              4,139                 1,653                  1,578
                                                                ---------------------------------------------------------------
                                                                ---------------------------------------------------------------

                                    (41)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      BALANCE SHEETS

      The following table summarizes the significant differences between the balance sheet items under Canadian GAAP as compared to U.S. GAAP as at December 31, 2003 and 2002:

                                                               AS AT DECEMBER 31, 2003            AS AT DECEMBER 31, 2002
                                                           ---------------------------------  ---------------------------------
                                                            AS REPORTED         U.S. GAAP      AS REPORTED         U.S. GAAP
                                                                      $                 $                $                 $

           Intangible assets                            d)        65,513            40,132           90,300            90,300

           Convertible term loans                       f)        19,920            25,000                -                 -

           Future income tax liabilities                d)        25,991            15,620           35,275            35,275

           Shareholders' Equity
                Share capital                                    187,601           186,705          153,578           152,682
                Other capital                           f)         7,486             7,156              854             6,648
                Deficit                                          (73,011)          (91,599)         (44,864)          (49,634)
                Cumulative translation adjustment                  4,045                 -              768                 -

           Accumulated other comprehensive income                      -             4,139                -             1,653


      STATEMENTS OF CASH FLOWS

      For the years ended December 31, 2003, 2002 and 2001, there are no significant differences between the statements of cash flows under Canadian GAAP as compared to U.S. GAAP.


                                    (42)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      a)   STOCK-BASED COMPENSATION

           Through December 31, 2002, the Company and its subsidiaries accounted for their stock-based compensation plan under the intrinsic value method in accordance with APB 25. There is no expense recognized for stock options as they were granted at the stock price on the grant date and, therefore they have no intrinsic value. Effective January 1, 2003, the Company has adopted Statement of Financial Accounting Standard ("SFAS") No. 123 using the prospective transition method. SFAS 123 requires all stock-based compensation awards, including stock options, to be accounted for at fair value. Under this prospective transition method, all new awards granted to employees on or after January 1, 2003 are accounted for at fair value. Awards outstanding as of December 31, 2002, if not subsequently modified, continue to be accounted for under APB 25. Fair value is based on a Black-Scholes valuation model with compensation costs recognized in earnings over the required service period. The Company provides additional pro-forma disclosures as required under SFAS No.123 for stock options granted before the adoption of this standard.

           As required under Canadian GAAP, all stock-based compensation awards granted since January 1, 2003 have been expensed in the financial statements using the fair value method. Pro-forma disclosures are required for stock options granted to employees from January 1, 2002 to December 31, 2002.

      b)    REDEEMABLE COMMON SHARES OF THE SUBSIDIARY

           As required under Canadian GAAP, redeemable common shares of the subsidiary, issued in 2000, that were redeemable at the option of the holders were classified as liabilities in accordance with the substance of the contractual arrangement and the definition of a financial liability, and the accretion of the redeemable common shares is recorded as interest expense. Under U.S. GAAP, those shares are considered as "mandatorily redeemable"; they were then classified outside of shareholders' equity and long-term liabilities, in the mezzanine section of the balance sheet. Interest expense was charged to deficit.

      c)    ORGANIZATION COSTS

           Under U.S. GAAP, all organization costs are expensed as incurred. Under Canadian GAAP, organization costs are accounted for as intangible assets and are amortized on a straight-line basis over a five-year period.

      d)   RESEARCH AND DEVELOPMENT COSTS

           Under U.S. GAAP, all development costs are expensed as incurred. Under Canadian GAAP, development costs which meet generally accepted criteria for deferral are capitalized and amortized. As at December 31, 2003, the Company had not deferred any development costs.


                                    (43)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

           Furthermore, under U.S. GAAP, in-process research and development acquired in a business combination is written off at the time of acquisition and no future income taxes are recognized on this asset in the purchase price allocation process. Under Canadian GAAP, in-process research and development acquired in a business combination is capitalized and amortized over its estimated useful life. Future income taxes are recognized on the acquisition date on that asset in the purchase price allocation process.

      e)   SHORT-TERM INVESTMENTS

           Short-term investments, which are classified as available-for-sale securities, include the Company's investment in bonds for which the Company does not have the positive intent or ability to hold to maturity. Under U.S. GAAP, available-for-sale securities are carried at fair value with unrealized gains and losses net of the related tax effects as part of other comprehensive loss.

           Under Canadian GAAP, short-term investments are valued at the lower of amortized cost and market value.

      f)   CONVERTIBLE TERM LOANS

           Under Canadian GAAP, proceeds from the issuance of convertible term loans are allocated among long-term convertible term loans and shareholder's equity, resulting in a debt discount that is amortized to expense over the term of the loans. The financing costs related to those loans have been allocated on a pro-rata basis between deferred charges and other capital. Under U.S. GAAP, those costs are all included in deferred charges and amortized over the term of the loans, and convertible term loans are totally considered as long-term debt.

      ACCOUNTING FOR STOCK-BASED COMPENSATION

      Under U.S. GAAP, the Company shall measure compensation cost related to awards of stock options using the intrinsic value method of accounting. In this instance, however, under SFAS 123, Accounting for Stock-Based Compensation, the Company is required to make pro-forma disclosures of net earnings (loss), basic net earnings (loss) per share and diluted net earnings (loss) per share as if the fair value based method of accounting had been applied.

      The fair value of options granted was estimated using the Black-Scholes options pricing model with the following weighted average assumptions: a risk-free interest rate of 3.72% for 2002 and 5.1% for 2001, an expected volatility of 57% for 2002 and 60% for 2001, dividends of nil and an expected life of 2.7 years for 2002 and 4.7 years for 2001. The weighted average grant-date fair value of options granted during the years ended December 31, 2002 and 2001 was $2.29 and $4.16, respectively.


                                    (44)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

      If the fair value based method had been used to account for stock-based compensation costs related to stock options issued to employees before January 1, 2003, the net loss and related net loss per share figures under U.S. GAAP would be as follows:

                                                                                  YEARS ENDED DECEMBER 31,
                                                               ----------------------------------------------------------------
                                                                          2003                   2002                   2001
                                                                             $                      $                      $
            Pro-forma net loss for the year                              43,187                 26,206                  3,916
            Basic and diluted pro-forma net loss per share                 1.00                   0.68                   0.13


      RENTAL EXPENSES

      Rental expenses amounted to approximately $2,611,000 in 2003 ($171,000 in 2002 and $121,000 in 2001).

      UNAUDITED PRO-FORMA INFORMATION ON BUSINESS ACQUISITIONS

      Under U.S. GAAP, pro-forma information must be provided as though the business acquisition had occurred at the beginning of the reported periods.

      The following unaudited pro-forma information reflects the results of operations as if the 2002 acquisitions had been completed on January 1, 2002.

      Such information is not necessarily indicative of the actual results which would have been achieved, nor is it necessarily indicative of future consolidated results of the Company:

                                                                                                    $
                                                                                          (UNAUDITED)

            Revenues                                                                           132,872
            Net loss                                                                           (36,985)
            Basic and diluted net loss per share                                                 (0.96)

      The acquisitions made in 2003 are considered insignificant for pro-forma information purposes.

                                    (45)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2003, 2002 AND 2001
-------------------------------------------------------------------------------

24    COMPARATIVE FIGURES

      Certain comparative figures have been reclassified to conform with the current year presentation.


25    SUBSEQUENT EVENT

      On March 3, 2004, Atrium, through its new incorporated subsidiary, Atrium Pureco, Inc., completed the acquisition of the operating assets of Pure Encapsulations, Inc. for a total consideration of approximately US$37,100,000 ($50,000,000) of which an amount of US$35,000,000 will be paid cash and US$2,100,000 as a balance of purchase price. This company, based in the United States, is focused mainly on the development, manufacturing and marketing of nutritional supplements geared towards physicians and other healthcare professionals. The financing of the transaction resulted from the issuance of a senior debt of $27,000,000 and a subordinate debt in the amount of $13,407,000.

      This acquisition will be accounted for using the purchase method and the results of operations will be included in the consolidated financial statements of the Company from the date of acquisition, being March 3, 2004.

                                    (46)